Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
MTS Systems Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-75880, 333-28661, 333-39388, 333-82582 and 333-136113) on Form S-8 of MTS Systems Corporation and subsidiaries of our reports dated November 27, 2007, with respect to the consolidated balance sheets of MTS Systems Corporation and subsidiaries as of September 29, 2007, and September 30, 2006, and the related consolidated statements of income, shareholders’ investment and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 29, 2007, and the related financial statement schedule II and the effectiveness of internal control over financial reporting as of September 29, 2007, which reports appear in the September 29, 2007, annual report on Form 10-K of MTS Systems Corporation and subsidiaries.

Minneapolis, Minnesota
November 27, 2007

The Board of Directors
MTS Systems Corporation: